Exhibit 10.37

AGREEMENT AND ASSIGNMENT OF PARTNERSHIP INTEREST

This Agreement and Assignment of Partnership Interest (this “Agreement”) is made and entered into as of                     , 200   (the “Effective Date”), by and among Graham Weston, a individual (“Assignor”), Beaulieu River 2005, LP, a Texas limited partnership (the “Partnership”), Knightsbridge, LC, a Texas limited liability company (the “General Partner”) and                      (“Assignee”), and each of the above parties may be referred to in this Agreement as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Assignor holds 99.9% of the partnership interests in the Partnership;

WHEREAS, Assignor desires to assign, and Assignee desires to acquire,         % of Assignor’s 99.9% partnership interest in the Partnership; and

WHEREAS, the Partnership desires to consent to such assignment and acknowledges that all conditions to the transfer of the Partnership Interest have been fulfilled.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

1. Assignment of Partnership Interest. Effective as of the Effective Date, subject to the terms and conditions set forth herein, Assignor hereby sells, transfers, assigns, sets over and delivers         % of Assignor’s 99.9% Partnership Interest in the Partnership (the “Partnership Interest”) to the Assignee and its respective successors and assigns (the assignment of the Partnership Interest is hereby referred to as the “Assignment”).

2. Consideration. In consideration for the Assignment, and the other covenants and agreements contained herein, Assignee shall pay to Assignor an aggregate amount equal to $             in cash. Assignor, by execution below, acknowledges the receipt of such consideration.

The capital account balances of all the partners of the Partnership shall be booked up in accordance with Treasury Regulation 1.704-1(b)(2)(iv)(f).

3. Agreement to be Bound. Assignee hereby agrees to be bound, as a Limited Partner thereunder, by the Amended and Restated Agreement of Limited Partnership of Beaulieu River 2005, LP dated as of January 3, 2007 as it may be amended from time to time, a copy of which is attached hereto as Exhibit A (the “Partnership Agreement”).

4. Consent. The Partnership, by its execution below, hereby: (a) consents to the Assignment and waives any and all rights, options, notices, restrictions or other provisions, whether under the Partnership Agreement or otherwise, that might prohibit, limit or otherwise restrict or impair the Assignment, as necessary to give the Assignment full legal effect; (b) acknowledges and agrees that all of the conditions under Article 8 of the Partnership Agreement to the effectiveness of the Assignment have been satisfied; (c) acknowledges and agrees that every other term and provision of the Partnership Agreement has either been complied with or waived with respect to the sale, transfer and assignment of the Partnership Interest by Assignor to Assignee; and (d) acknowledges and agrees that the Assignee shall be a Substitute Limited Partner under the Partnership Agreement.

5. Title. Assignor represents and warrants to Assignee that Assignor is the sole owner of and has good and marketable title to the Partnership Interest, free and clear of any taxes, liens, security interests, rights of third parties, equities, claims, demands and encumbrances. Assignor has the unqualified right to transfer and assign all of the Partnership Interest to Assignee without notice to, or the consent or approval of, any other person or entity.

6. Authority. Each Party to this Agreement represents and warrants to all other Parties that such Party has full power and authority to enter into this Agreement and to complete its undertakings herein, and that such Party’s execution of this Agreement will not contravene or cause a breach of any covenant or obligation or agreement of, or affecting, such Party or the Partnership Interest.

7. Registration of Partnership Interests. In accordance with applicable law, Assignor hereby instructs the Partnership to register the Assignee as the registered owner of the Partnership Interest. The Partnership hereby (a) acknowledges receipt of the registration instructions provided herein and (b) agrees, as the issuer of the Partnership Interest, to register Assignee as the registered owner of the Partnership Interest. The Parties hereby agree to execute and deliver any and all such agreements, documents and instruments to effectively reflect the Assignment and registration of the Partnership Interest as provided herein.

8. Representations and Warranties of Assignee. Assignee hereby represents and warrants to the Assignor and the Partnership as follows:

(a) Assignee Bears Economic Risk. Assignee has substantial experience in evaluating and investing in securities of companies similar to the Partnership so that it is capable of evaluating the merits and risks of the Assignment and has the capacity to protect its own interests. Assignee can bear the economic risk of losing its entire investment in the Partnership and consequently, without limiting the generality of the foregoing, is able to hold this investment indefinitely. Assignee understands that the Partnership has no present intention of registering any part of the Partnership Interest. Assignee also understands that there is no assurance that any exemption from registration under the Securities Act of 1933 will be available and that, even if available, such exemption may not allow Assignee to transfer all or any portion of the Partnership Interest under the circumstances, in the amounts or at the times Assignee might propose. Assignee’s financial capacity is such that the total cost of its investment in the Partnership Interest is not material when compared to its total financial capacity; Assignee has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in its investment in the Partnership Interest.

(b) Acquisition for Own Account. Assignee is engaging in the Assignment and acquiring the Partnership Interest for its own account for investment only, and not with a view towards their distribution.

(c) Assignee Can Protect Its Interest. Assignee represents that by reason of its, or of its management’s, business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Assignee is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d) Investor Sophistication. Assignee hereby represents: (i) Assignee is an executive officer with oversight and policy-making functions at Rackspace, Ltd. (“Rackspace”), a subsidiary of Macro Holding, Inc. (“Macro Holding”); (ii) as an executive officer, Assignee has had access to the financial, operational and other information necessary to evaluate this investment, the Partnership, Macro Holding, and Rackspace; (iii) Assignee has had the opportunity to consult with the management of the Partnership, Macro Holding, and Rackspace to ask any further questions it had regarding Assignee’s investment; (iv) Assignee is financially literate and sophisticated and is able to interpret and understand the financial and operational performance of the Partnership, Macro Holding, and Rackspace; and (v) Assignee understands that the Partnership’s value and performance is largely tied to the value and performance of Macro Holding and Rackspace.

Further, Assignee acknowledges and agrees that Assignor has informed him or her that Assignor (i) is the Chairman of the Board of Directors of Macro Holding and Rackspace and (ii) may be in possession of material non-public information relating to Macro Holding and Rackspace (including, but not limited to, financial projections, future capital expenditures and business strategy, which may be positive or negative) and that he is not at liberty to disclose all of such information, and Assignee acknowledges such non-disclosure.

Assignee hereby irrevocably and unconditionally waives and releases Assignor and from any and all claims that Assignee might have (whether for damages, rescission or any other relief) based on Assignor’s possession or non-disclosure of such material, non-public information to Assignee, and Assignee has agreed not to solicit or encourage, directly or indirectly, any other person to assert such a claim. Assignee further confirms that he understands the significance of the foregoing waiver.

(e) Partnership Information. Assignee has had an opportunity to discuss the Partnership’s business, management and financial affairs with directors, officers and management of the Partnership and has had the opportunity to review the Partnership’s operations and facilities. Assignee has also had the opportunity to ask questions of and receive answers from, the Partnership and its management regarding the terms and conditions of this investment. Assignee has been furnished with information necessary to evaluate the merits and risks of this proposed investment, and it has concluded, based on the information presented to it, and its own understanding of investments of this nature and of this investment in particular, and the advice of such consultants as the Assignee has deemed appropriate, that the Assignee wishes to engage in the Assignment. To the extent that Assignee was provided with any information that constitutes forward-looking statements, Assignee understands that such statements are only predictions and may differ materially from actual future events or results and that such statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict.

(f) Rule 144. Assignee acknowledges and agrees that the Partnership Interest are “restricted securities” as defined in Rule 144 promulgated under the Securities Act of 1933 as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. Assignee has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Partnership, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Assignee’ Independent Advisers. Assignee has been advised to rely on its own professional accounting, tax, legal and financial advisors with respect to an investment in the Partnership, tax, preference rights and other considerations involved with respect to the Assignment and has relied on such advisors. Assignee acknowledges further that this Agreement has been reviewed by its independent legal counsel.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, distributees, heirs, legal representatives, executors and administrators of each of the Parties.

10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those to which it is held invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and when each Party shall have executed one counterpart and delivered it to the other Parties, all the counterparts together shall constitute one and the same instrument, binding on, and enforceable against, each Party. Photocopies, facsimile transmissions, and other productions of this Agreement (with reproduced signatures) shall be deemed to be original counterparts.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed in such jurisdiction, without giving effect to any conflicts of laws principles thereof.

[Signature Page To Assignment Follows]

[Signature Page to Assignment]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement to be effective as of the Effective Date.

Beaulieu River 2005, LP
a Texas limited partnership

By:	Knightsbridge, LC
its General Partner

By:
Graham Weston, Manager

Knightsbridge, LC a Texas limited liability company

By:
Graham Weston, Manager

Name of Assignee: